MANCHESTER EQUIPMENT CO., INC.

                                     ERRATA

         Please note that the Record Date for the Annual Meeting set forth in the Notice of Annual Meeting of Shareholders and in the Proxy Statement is incorrect. The correct Record Date is February 22, 1999.